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                                                                   EXHIBIT 10.37

                             SUBSCRIPTION AGREEMENT


         This Subscription Agreement (hereinafter the "Agreement") is entered into this 23rd day of December, 2003, by and between Richard Koch ("Koch") and Power Efficiency Corporation ("PEC").

         WHEREAS, Koch desires to purchase from PEC, and PEC desires to sell to Koch, shares of PEC's common stock as described below;


         NOW, THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, it is hereby covenanted and agreed as follows:

1. Agreed Subscription; Purchase Price. Koch hereby purchases from PEC 65,858 newly issued shares of PEC's common stock (the "Shares") for the purchase price of $43,466.67 (approximately $0.66 per share; the closing price of PEC's common stock on December 9, 2003). The purchase price shall be paid to PEC by the cancellation of $43,466.67 of deferred salary and unreimbursed expenses owed by PEC to Koch through November 30, 2003 pursuant to Mr. Koch's Employment Agreement dated June 9, 2003. The debt hereby cancelled consists of:

         a. $28,666.67 of accrued deferred salary (entire balance through November 30, 2003) pursuant to the Employment Agreement between Mr. Koch and PEC dated June 9, 2003; and

         b. $4,800.00 of accrued automobile allowance (entire balance through November 30, 2003) pursuant to the Employment Agreement between Mr. Koch and PEC dated June 9, 2003

         c. $10,000.00 of accrued living expenses (entire balance through November 30, 2003) pursuant to the Employment Agreement between Mr. Koch and PEC dated June 9, 2003.


         Furthermore, Koch agrees to accept $5,800 in stock in lieu of the $5,000 of deferred salary and $800 automobile allowance he is entitled to per month under his employment agreement. The stock shall be priced on the last trading day of each month and delivered to Koch as soon as practicable thereafter. Mr. Koch may notify PEC at any time that he wishes to discontinue receiving stock in lieu of his deferred salary and at such time his deferred salary shall accrue as provided for in his employment agreement.

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2.       Acknowledgments; Economic Risk; No Liquidity. Koch understands and agrees that the purchase of the Shares is not a liquid investment. In particular and in addition to the representations in Section 3 hereof, Koch recognizes, acknowledges and agrees that:

         a. Koch must bear the economic risk of investment in the Shares for an indefinite period of time since the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws ("State Acts"), and, therefore, cannot be transferred or sold unless either they are subsequently registered under the Securities Act and applicable State Acts, or an exemption from registration is available and a favorable opinion of counsel to that effect is obtained.

         b. Although there is a limited public market for the Company's Common Stock, which is thinly traded on the National Association of Securities Dealers' Over the Counter Bulletin Board ("OTCBB") under the symbol "PREF", the Shares are being issued in a private transaction exempt from the registration requirements of the Securities Act and therefore cannot be freely resold. The Shares are restricted securities. The Shares may be resold in accordance with the provisions of Securities Act Rule 144.

3.       Representations. Koch represents to, and agrees with the Company that:

         a. Koch has carefully reviewed and understands the risks of and other considerations relating to a purchase of the Shares.

         b. Koch is acquiring the Shares for which he hereby subscribes as principal for his own investment account, and not (1) with a view to the resale or distribution of all or any part thereof, or (2) on behalf of another person. No person other than the undersigned will have a direct or indirect interest in the Shares subscribed for hereby.

         c. Koch consents to the placement of a legend on any certificate(s) evidencing the Shares stating that such securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof. Koch is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such securities.

4.       Terms of Subscription and Closing.

         a. This subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors and assigns of Koch.

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         b.       This Agreement shall be construed in accordance with and
                  governed by the laws of the State of Delaware, without giving effect to conflict of laws principles.

                     [Signature page to immediately follow.]



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         IN WITNESS WHEREOF, the parties hereto have executed this Subscription
Agreement dated December 23, 2003.


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
------------------------------------------------------- -----------------------------------------------------
POWER EFFICIENCY CORPORATION, a Delaware Corporation    Richard Koch, individually

By: _______________________________                     ___________________________________
Name:  Steve Strasser
Title:  Chairman

------------------------------------------------------- -----------------------------------------------------
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